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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Big Flower Holdings, Inc. on Form S-4 of our reports dated February 8, 1999 appearing in the Annual Report on Form 10-K of Big Flower Holdings, Inc. and Big Flower Press Holdings, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


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
                                              /s/ DELOITTE & TOUCHE LLP
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                                              Deloitte & Touche LLP
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New York, New York
September 24, 1999